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                                                                    EXHIBIT 99.1


                           MEDIA ON DEMAND.COM, INC.
                                545 Fifth Avenue
                               New York, NY 10017


               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 22, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Media On Demand.com, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 and 2000 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation and availability of personnel at affiliates of Andersen to conduct the relevant portions of their audit.

Very truly yours,


Media On Demand.com, Inc.

/s/ Name and Title